UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2009, Odyssey Marine Exploration, Inc. (“Odyssey”) filed a Certificate of Withdrawal of Certificate of Designation with the Nevada Secretary of State relating to Odyssey’s Series F Convertible Preferred Stock, par value $0.0001 per share (“Series F Preferred Stock”). No shares of Series F Preferred Stock were outstanding. A copy of the Certificate of Withdrawal is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 2, 2009, Odyssey issued a press release announcing that it has discovered the shipwreck of HMS Victory, a Royal Navy first-rate man-of-war and ship of the line that sank in the English Channel in October 1744. A copy of Odyssey’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 2, 2009, Odyssey also disseminated a series of questions and answers regarding the shipwreck and related matters. A copy of the questions and answers is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of Odyssey’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless Odyssey expressly states in such filing that such information is to be considered or incorporated by reference therein.

Item 8.01.	Other Events.

On February 5, 2009, at 10:00 p.m. Eastern time, Discovery Channel will broadcast the fourth episode of “Treasure Quest,” an 11-episode television series that covers some of Odyssey Marine Exploration Inc.’s shipwreck exploration operations and related activities during 2008. The fourth episode features Odyssey’s discovery of HMS Victory and related matters.

Although the series depicts Odyssey personnel, both employees and independent consultants, Odyssey does not have editorial control of the show. The final editing of each episode is performed by an independent production company and/or Discovery Channel. Thus, there may be implications made that are not necessarily those intended to be communicated by Odyssey.

Additionally, Odyssey believes that the episodes may contain opinions, estimates, predictions, forecasts and similar statements regarding Odyssey, its business and operations, shipwrecks and other matters that are made by Discovery Channel, the producers of the series, and other third-parties not associated or affiliated with Odyssey.

Any opinions, estimates, predictions, forecasts or similar statements made by Discovery Channel, the producers of the series, or other third-parties, whether or not employed or contracted by Odyssey, are theirs alone and do not represent opinions, estimates, predictions, or forecasts of Odyssey or its management. Odyssey does not, by being the subject of the series, imply its endorsement of or concurrence with such opinions, estimates, predictions, forecasts or similar statements, and any statements made by Odyssey personnel as edited and displayed in the series are similarly not intended to represent the opinions, estimates, predictions or forecasts of Odyssey or its management.

Information regarding Odyssey, its business and operations, shipwrecks, and related other matters contained in the series should not be relied upon as investment information nor be the basis for any investment decision. Any investment decision should only be made after careful consideration of all available information about Odyssey. Odyssey files annual, quarterly, and current reports, proxy statements, and other information with the United States Securities and Exchange Commission. Such materials are available at the SEC’s Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549 or by visiting the SEC’s Internet site at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	Certificate of Withdrawal of Certificate of Designation of Series F Convertible Preferred Stock.

99.1*	Press release issued by Odyssey Marine Exploration, Inc. on February 2, 2009.

99.2*	Questions and Answers Regarding the Shipwreck.

*	Exhibits 99.1 and 99.2 furnished with this Current Report on Form 8-K shall not be deemed “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and is not incorporated by reference into any of the Odyssey’s filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, unless Odyssey expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: February 2, 2009	By:	/s/ Michael J. Holmes
Michael J. Holmes
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Withdrawal of Certificate of Designation of Series F Convertible Preferred Stock.

99.1	Press release issued by Odyssey Marine Exploration, Inc. on February 2, 2009.

99.2	Questions and Answers Regarding the Shipwreck.